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                                                                   EXHIBIT 10.36

                              TERMINATION AGREEMENT
RELATING TO THE FARM-IN AGREEMENT COVERING THE M11 WELL ON THE MANAVI CRETACEOUS
                    PROSPECT WITHIN THE NINOTSMINDA PSC AREA

BETWEEN:

NINOTSMINDA OIL COMPANY LIMITED, a company organised and existing under the laws of Cyprus ("NOC"), and

GEORGIAN BRITISH OIL SERVICES COMPANY LIMITED, a company organised and existing under the laws of Georgia ("GBOSC"), and

CANARGO ENERGY CORPORATION, a corporation organised and existing under the laws of Delaware, USA ("CanArgo")

WHERAS:

A. On 7th September 2003, NOC and GBOSC entered into a Farm-in Agreement covering: the M11 well on the Manavi Cretaceous prospect within the Ninotsminda PSC area (the "Agreement"), and

B. CanArgo is the parent company of NOC and NOC is a wholly owned subsidiary of CanArgo, and

C. GBOSC and NOC now desire to terminate the Agreement on mutually acceptable terms, and CanArgo wishes NOC to do so.

NOW THERFORE IT IS HEARBY AGREED AS FOLLOWS:

1. The Agreement shall be terminated, and all rights and obligations of NOC and GBOSC to each other shall cease immediately upon receipt by GBOSC (or its named nominee) of a share certificate for two million (2,000,000) shares of common stock (of nominal value $0.10) in CanArgo (the "Shares").

2. GBOSC shall inform CanArgo of the name in which GBOSC wishes the Shares to be held in writing within 14 days of the date of this Termination Agreement, and CanArgo shall issue the Shares within 14 days of receipt of the name.

3. GBOSC accepts that the Shares will not have been registered under the United States Securities Act of 1933, as amended (the "Act"), and will have been issued in reliance upon the exemption from registration contained under Regulation "S" under that Act. No disposal of the Shares may be made in the US or for the benefit of any US person unless the Shares are registered under the Act or any applicable securities laws or for a period of one year from their date of issue, whichever is the earlier.

4. CanArgo undertakes to include the Shares in any future registration statement it makes under the Act.

5. This Termination Agreement shall be governed by and construed in accordance with the law of England.

                          Termination Agreement Page 1
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IN WITNESS WHEREOF this Agreement has been duly executed on behalf of each of the parties on this the 5th day of December 2003

SIGNED by                                 SIGNED by
on behalf of NINOTSMINDA OIL COMPANY      on behalf of  GEORGIAN BRITISH OIL
LIMITED                                   SERVICES COMPANY LIMITED

------------------------------------      --------------------------------------

Name /s/ DAVID ROBSON                     Name /s/ SHALVA BAKHTADZE
     ----------------                          --------------------

Position President                        Position General Director

SIGNED by
on behalf of CANARGO ENERGY CORPORATION

-------------------------------------

Name /s/ V McDONNELL
     ---------------

Position Director

                          Termination Agreement Page 2